SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   July 15, 2009

 Medical Alarm Concepts Holding, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	333-153290
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

5215-C Militia Hill Road
Plymouth Meeting, PA 19462
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(877) 639-2929
 (ISSUER TELEPHONE NUMBER)

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2009 (the “Closing Date”), Medical Alarm Concepts Holding, Inc. (hereinafter, referred to as “we” or “us”) entered into subscription agreements described below in Item 3.02 to sell Convertible Promissory Notes with attached Class A Common Stock Purchase Warrants to accredited investor entities and individuals (individually, a “Purchaser,” and collectively, the “Purchasers”).  The sales of these securities were in addition to the offering that closed on March 30, 2009 and June 15, 2009.  In this offering, the Company raised an additional $48,500 and used substantially similar terms.

Item 2.03 Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 15, 2009, we entered into agreements that created material direct financial obligations. The agreements are more fully described in Item 3.02 below.

Item 3.02 Unregistered Sale of Securities.

On July 15, 2009, we entered into a subscription agreement with each of the Purchasers (the “Subscription Agreement”), a form of which is attached hereto as Exhibit 4.1. Pursuant to the Subscription Agreement, we executed and agreed to deliver to the Purchasers: (i) Convertible Promissory Notes with a fixed conversion price of $0.40 subject to standard adjustments (each, a “Note” and collectively, referred to as the “Notes”); and (ii) a Class A Common Stock Purchase Warrant to purchase an aggregate of 200 % of the number of shares of our Common Stock that the Note is convertible into on the issue date of the Note (each a “Warrant” and collectively, referred to as the “Warrants”).    A form of the Note is attached as Exhibit 4.2 and a form of the Warrant is attached as Exhibit 4.3.

The Notes mature 13 months after the date of issuance (the “Maturity Date”) and has an original issue discount of 10% but bears no additional interest.  For the term of the Note, it is convertible into shares of our common stock, par value $0.001 (the “Common Stock”) at a fixed conversion price (subject to adjustment from time to time upon the occurrence of certain events) of $0.40 (the “Fixed Conversion Price”).  From and after the Maturity Date, the Conversion Price shall be equal to the lesser of (i) the Fixed Conversion Price, or (ii) ninety percent (90%) of the average of the closing bid price of our common stock as reported by Bloomberg L.P. for the Principal Market for the five trading days preceding to the date of the conversion of the Note. If the Principal Amount with accrued interest is not paid off prior to the Maturity Date, we can pay any amounts due under this Note as of the Maturity Date within five (5) days after the Maturity Date (the “Grace Period”).  After the Grace Period, the interest rate will be increased to 10% per annum.

The Warrant is exercisable at an exercise price of $0.45 per share (the “Exercise Price”) and expires on the fifth anniversary of the Closing Date.  The Exercise Price is subject to standard adjustments and full ratchet price protection from any anti-dilution.

The sale of the Notes and Warrants were issued in reliance upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”) or Section 4(2) of the Securities Act.

Item 9.01.  Financial Statements and Exhibits.

 (d) Exhibits:

4.1	Subscription Agreement dated as of July 15, 2009 among the Company and the Purchasers listed on the signature page thereto *
4.2	Convertible Promissory Note *
4.3	Class A Common Stock Purchase Warrant *

*  referred to and incorporated herein by reference to the Form 8-k filed on April 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL ALARM CONCEPTS HOLDING, INC.

Date: November 9, 2009	By:	/s/ Howard Teicher
Howard Teicher
Chief Executive Officer, Chief Financial Officer